

Q3 2024 Earnings Call

August 7, 2024

Forward-Looking Statements

The statements in this presentation by RGC Resources, Inc. (the "Company") that are not historical facts constitute "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the Company's expectations regarding earnings per share, EBITDA, future expansion opportunities, natural gas reserves and potential discoverable natural gas reserves, technological advances in natural gas production, comparison of natural gas consumption and natural gas production, cost of natural gas, including relativity to other fuel sources, demand for natural gas, possibility of system expansion, general potential for customer growth, relationship of Company with primary regulator, future capital expenditures, current and future economic growth, Mountain Valley Pipeline ("MVP") operating expectations and MVP Southgate milestones, potential of MVP to provide additional capacity to meet future demands, increased capital spending and area expansion opportunity, potential new customers and growth rates in potential expansion area. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results may differ materially from those expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, financial challenges affecting expected earnings per share and EBITDA; technical, political or regulatory issues with natural gas exploration, production or transportation; impact of increased natural gas demand on natural gas prices; relative cost of alternative fuel sources; lower demand for natural gas; regulatory, legal, technical, political or economic issues frustrating system or area expansion; regulatory, legal, technical, political or economic issues that may affect MVP; increases in cost of raw materials or labor due to economic factors or regulatory issues such as tariffs; economic challenges that may affect the service area generally and customer growth or demand and deterioration of relationship with primary regulator, and those risk factors described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com.

The statements made in this presentation are based on information available to the Company as of the date on the cover of this presentation and the Company undertakes no obligation to update any of the forward-looking statements after the date of this presentation.

Agenda

- Operational and Financial Highlights
  - MVP
  - Fiscal 2024
  - Rate Case
- Outlook
- Questions



MVP

- June in service
- Completing restoration
- Both Roanoke Gas interconnects are operational
- Gas flowing in Franklin County; first customer to be connected soon

MVP



MVP

LaFayette Interconnect



Customer and Infrastructure Growth

YTD Expansion

1.5 miles main

478 services

YTD Renewal

3.1 miles main

319 services

QTD Gas Volumes


DTHs Delivered
Q3 2024
Q3 2023
1,200
1,000
800
600
400
200
-
Thousands
Residential
Commercial
Industrial

Q3 2024 vs Q3 2023

Total Volumes	(6%)
Commercial & Industrial Volumes	(3%)
Heating Degree Days	(39%)

YTD Gas Volumes


DTHs Delivered
YTD Q3 2024
YTD Q3 2023
Thousands
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

Q2 2024 vs Q2 2023

Total Volumes	(1%)
Commercial & Industrial Volumes	1%
Heating Degree Days	(6%)

Roanoke Gas YTD CapEx


$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Millions
2024
2023


MVP Growth $2.6
Customer Growth & System Expansion $3.9
SAVE Rider $7.4
Utility Upgrades $2.7

$2.8 million or 14.4% decrease

Consolidated Financial Results

For the periods ended June 30,

(Presented in thousands, except per share data)

	Three Months Ended		Year to Date	
	2024	2023	2024	2023
Operating revenues	$ 14,458	$ 13,660	$ 71,537	$ 84,972
Operating expenses	12,901	11,862	54,698	68,038
Operating income	1,557	1,798	16,839	16,934
Equity in earnings of unconsolidated affiliate	283	519	2,980	524
Other income (expense), net	(69)	7	141	203
Interest expense	1,567	1,423	4,770	4,189
Income before income taxes	204	901	15,190	13,472
Income tax expense	47	214	3,570	3,187
Net income	**$ 157**	**$ 687**	**$ 11,620**	**$ 10,285**
Basic earnings per share	**$ 0.02**	**$ 0.07**	**$ 1.15**	**$ 1.04**
Diluted earnings per share	**$ 0.02**	**$ 0.07**	**$ 1.15**	**$ 1.04**

Regulatory Update

Rate Case

- $4.33M additional revenue (annual) began in July, subject to refund
- Proposed 10.35% ROE, with a 59% equity ratio
- 5-year Depreciation Study complete
- Expect resolution in Q2 of fiscal 2025

Riders

- SAVE Rider
- RNG Rider
- Expect resolution in September 2024

Outlook

- Roanoke Gas Capital
- EPS 2024
- Preliminary 2025

2024 CapEx Forecast


25%
45%
13%
17%

SAVE & Renewals	$ 9.7
Utility Upgrades	3.7
Customer Growth & System Expansion	5.5
MVP Growth	2.8
Total	$21.7

Earnings Per Share


$1.20
$1.14
$1.08
$1.02
$0.96
$0.90
$1.14
$1.16
$1.12
2023 Actual
2024 Forecast
Dividend
Payout Ratio:
69%
71%
EPS
Range

2025 Drivers

- Rate case
- Expect to manage costs
- Interest rates trending favorably
- Expect RGC Midstream to contribute slightly to income
- Cap Ex similar to 2024
- Consistent dividend payout ratio

RGC Resources™